Item 77C  DWS Government & Agency
Money Fund (a series of DWS Money Funds)

Registrant incorporates by reference its
Registration Statement on Form N-14, filed on
October 19, 2006 (SEC Accession No.
0001193125-06-211338)

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS
Government & Agency Money Fund ("DWS
Government Fund") was held on January 25,
2007. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

Proposal:
Approving an Agreement and Plan of
Reorganization and the transactions it
contemplates, including the transfer of all assets of DWS Government Fund to the Government
& Agency Securities Portfolio series of Cash
Account Trust ("CAT Government Fund"), in exchange for shares of CAT Government Fund and the assumption by CAT Government Fund of all liabilities of DWS Government Fund, and the distribution of such shares, on a tax-free basis for federal income purposes, to the shareholders of DWS Government Fund in complete liquidation and termination of DWS
Government Fund.

Number of Votes:



For
Against
Abstain



229,093,319.083
9,702,700.230
10,344,414.505
Item 77C  DWS Tax-Exempt Money Fund (a
series of DWS Money Funds)

Registrant incorporates by reference its
Registration Statement on Form N-14, filed on
November 1, 2006 (SEC Accession No.
0001193125-06-220744)

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS
Tax-Exempt Money Fund ("DWS Tax-Exempt
Fund") was held on January 25, 2007. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

Proposal:
Approving an Agreement and Plan of
Reorganization and the transactions it
contemplates, including the transfer of all assets of DWS Tax-Exempt Fund to the Tax-Exempt
Portfolio series of Cash Account Trust ("CAT
TEP"), in exchange for shares of CAT TEP and the assumption by CAT TEP of all liabilities of DWS Tax-Exempt Fund, and the distribution of such shares, on a tax-free basis for federal income purposes, to the shareholders of DWS
Tax-Exempt Fund in complete liquidation and termination of DWS Tax-Exempt Fund.

Number of Votes:



For
Against
Abstain



323,047,701.860
21,835,262.590
11,251,963.592


C:\Documents and Settings\tahx\Local
Settings\Temporary Internet
Files\OLK96\Exhibit to 77c DWS Gov  Agency
Money Fund.doc